Exhibit 23.3

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-3 and the Registration Statement (No. 333-236011) on Form S-1 of AdaptHealth Corp. of our report dated June 16, 2020 relating to the financial statements of Solara Medical Supplies, LLC, appearing in the Current Report on Form 8-K filed by AdaptHealth Corp. on June 18, 2020.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

San Diego, California

December 14, 2020

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